UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2022

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Third Amendment to Arrangement Agreement
As previously reported, on May 11, 2022, Skye Bioscience, Inc., a Nevada corporation (“Skye”), and Emerald Health Therapeutics, Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“EHT”), entered into an Arrangement Agreement (the “Arrangement Agreement”), pursuant to which Skye will acquire all of the issued and outstanding common shares of EHT (the “EHT Shares”) pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) (the “Arrangement”). The Arrangement Agreement was amended on June 14, 2022, (the "First Amendment") and July 15, 2022 (the “Second Amendment”).
As of the date of this report, both company's stockholders have approved the transaction and it has been approved by the Supreme Court of British Columbia. Skye and EHT continue to work toward satisfying the remaining closing conditions of the Arrangement Agreement, which includes the requirements for Skye to obtain conditional listing approval from the Canadian Securities Exchange. The closing of the Arrangement Agreement is now expected to occur sometime in early to mid-November. As such, on October 14, 2022, Skye and EHT entered into a third amendment to the Arrangement Agreement (the “Third Amendment”) to amend the definition of "Outside Date" in the Arrangement Agreement to November 15, 2022, or such later date as may be agreed to in writing by the parties and subject to certain extensions.
Other than as expressly modified pursuant to the First Amendment, the Second Amendment, and the Third Amendment, the Arrangement Agreement remains in full force and effect as originally executed as of May 11, 2022. The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
EHT Loan Agreement and Note
On October 17, 2022, Skye and EHT entered into a loan agreement (the “Loan Agreement”) pursuant to which EHT loaned Skye USD$700,000 (the “Loan”) in accordance with the terms of a promissory note (“Note”). Skye intends to use the proceeds from the Loan for general working capital purposes.
The Loan is unsecured and will accrue simple interest from October 17, 2022, until paid at an interest rate of 12% per annum, provided, however, that (a) upon closing of the plan of arrangement such interest rate will be reduced to 5% per annum; and (b) from and after an Event of Default (as set forth in the Loan Agreement), interest shall accrue at a Default Rate that is the lesser of (i) the applicable interest rate hereunder plus five percent (5%) or (ii) the maximum rate permitted by applicable law.An event of default under the Loan Agreement includes, among other events, failure to pay, breach of certain covenants or representations, and insolvency, in each case subject to certain exceptions and thresholds.
The entire outstanding principal amount of the Loan and applicable interest accrued is due and payable in full on the earlier of (a) October 17, 2023 (b) December 31, 2022, in the case that the Arrangement Agreement is terminated or (c) such earlier date as the Loan may become due and payable in accordance with the terms of the Note and the Loan Agreement (such earliest date, the "Maturity Date").
As required under the Skye's amended and restated multi-draw credit facility, Skye has obtained a waiver from Emerald Health Sciences, Inc. to incur debt under the Loan.
The foregoing description of the Loan Agreement and Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and Note, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 under the heading “EHT Loan Agreement and Note” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*	Third Amendment to Arrangement Agreement
10.2*	Loan Agreement and Note
104	Cover Page Interactive Data File (embedded within the inline XBRL document)
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: October 18, 2022	/s/ Punit Dhillon
Name: Punit Dhillon
Title: Chief Executive Officer